EXHIBIT 5

                 [Letterhead of Wachtell, Lipton, Rosen & Katz]
                                January 27, 1997

Bank United Corp.
3200 Southwest Freeway
Suite 1600
Houston, TX 77251

Ladies and Gentlemen:

     We have acted as special counsel to Bank United Corp., a Delaware corporation (the "Company"), in connection with the registration of 10,208,610 shares of Class A common stock, par value $.01 per share, of the Company ("Shares"), under the Securities Act of 1933, as amended, on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on January 3, 1997 (the "Registration Statement").

     In connection with our rendering this opinion, we have reviewed (i) the forms of the Restated Certificate of Incorporation (the "Restated
Certificate") and By-Laws of the Company; (ii) the Registration Statement;
(iii) certain resolutions adopted or to be adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     We are not members of the Bar of any jurisdiction other than the State of New York, and, with your consent, we are opining herein as to the effect on the subject tranaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.

     Based on such examination and review, and subject to the foregoing, we are of opinion that the Shares have been duly authorized, and, upon delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                                          Very truly yours,

                                          /s/ WACHTELL, LIPTON, ROSEN & KATZ